Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-201704, 333-201705,  333-225995, 333-233349 and 333-258640 on Form S-3 and Registration Statement Nos. 333-131880, 333-168763, 333-175460, 333-182546, 333-198391, 333-213714, 333-228981 and 333-261598 on Form S-8 of our report dated March 28, 2022, relating to the financial statements of Brainstorm Cell Therapeutics Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 28, 2022